NATCO INTERNATIONAL INC.
Unit 200 - 13018 80th Avenue
Surrey, British Columbia,
V3W 3B2
Telephone: (604) 507-6657  Telefax: (604) 599-0912

March 19, 2007                          STRICTLY CONFIDENTIAL

Photo Violation Technologies Corp.
Fred Mitschele (Marlatt)
c/o Suite 670- 999 West Broadway Street
Vancouver, British Columbia,
V5Z 1K5
(Telefax No: (604) 730-8694)

Dear Sirs:
	Re:	Share Exchange and Listing on OTCBB

Further to our various discussions and meetings to date, the following shall constitute the agreement between Natco International Inc., a public company whose shares are listed on the NASD Over-the- Counter Bulletin Board ("OTCBB") ("we" or "NII"), and Photo Violation Technologies Corp. ("you" or "PVT") and the undersigned principal shareholders of PVT (collectively referred to as the "Principal PVT Shareholders") with respect to a series of proposed transactions (the "Proposed Transaction") involving a plan of arrangement under the CBCA and the BCBCA, on terms and conditions set out herein together with such other changes and conditions as may be agreed to by the parties thereto, (the "Arrangement"), whereby the holders of all the issued and outstanding shares of PVT (the "PVT Shareholders") will exchange all of their common shares of PVT (the "PVT Shares") for newly issued common shares of NII (the "Exchanged Shares"), all on the following terms and conditions:

1	Definitions
1.1	Any capitalized terms used herein and not otherwise expressly defined shall have the meanings set out in the attached Schedule
"A".
2	Transactions of NII
2.1	As soon as practicable after execution hereof, NII shall,
(a)	enter into good faith negotiations with PVT to settle the
terms of a formal arrangement agreement (the "Arrangement
Agreement") and to enter into the Arrangement on the terms
described herein pursuant to the plan of arrangement
provisions under the CBCA;
(b)	assist PVT in the preparation of any business plan required
hereunder;

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Letter Agreement
Plan of Arrangement
March 16, 2007

(c)	in co-operation with PVT, prepare a joint proxy circular
(the "Circular") to be distributed to the shareholders of both PVT and NII in conjunction with the Arrangement and any other incidental transactions requiring shareholder approval;

(d)	prepare all documents necessary or desirable for filing with the US Securities and Exchange Commission ("SEC") or the
National Association of Securities Dealers ("NASD") in conjunction with the Arrangement or any other transactions contemplated hereunder; and

(e)	Commence such corporate procedures as may be necessary for
it to enter into and complete each of the transactions contemplated to be completed by it hereunder including, without limitation, the Arrangement Transactions.

2.2	As soon as practicable after completion of the foregoing
transactions, NII will:

(a)	enter into the Arrangement Agreement;

(b)	take such steps as may be necessary to permit the completion of the Pre-arrangement transactions; and

(c)	subject to receipt of the applicable Approvals and
completion of the relevant Conditions provided for herein, use its best efforts to enter into and complete the Arrangement and the transactions contemplated herein.

3	Preliminary Transactions of Principal PVT Shareholders and PVT

3.1	As soon as practicable after execution hereof, the Principal PVT
Shareholders and PVT shall:

(a)	enter into good faith negotiations with NII to settle the
terms of the Arrangement Agreement;

(b)	complete all agreements, corporate resolutions and other
documents as may be reasonably requested by NII in order to document the business and transactions now carried on or intended hereafter to be carried on by PVT; and

(c)	provide NII and its counsel such information and documents
as may be reasonably necessary to complete the Circular and any other documentation as may be necessary to complete the Arrangement.

3.2	As soon as practicable after completion of the foregoing
transactions, PVT and the Principal PVT Shareholders will:

(a)	enter into the Arrangement Agreement;

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Letter Agreement
Plan of Arrangement
March 16, 2007

(b)	prepare audited financial statements for PVT at NII's
expenses and deliver same to NII;

(c)	obtain audited statements of cost for development of the
principal technology rights now held by PVT at NII's expenses deliver same to NII;

(d)	participate in the preparation of an audited proforma
compilation financial statements describing the combination of NII and PVT after completion of the Arrangement at NII's expenses;

(e)	obtain a valuation or fairness opinion (in form and
substance acceptable to NII and its legal counsel) based upon the foregoing audited statement of costs and other factors supporting the issuance of the Exchanged Shares at NII's expenses and deliver a copy to NII; and

(f)	complete a business plan or modify existing business plans
for PVT to include such additional information as may be required for preparation of the Circular, and will deliver same to NII and its counsel.

4	Pre-Closing Financing

4.1	As soon as practicable after execution and public announcement of this Agreement, NII shall arrange to obtain loans (the "Loans") from certain third party lenders (the "Lenders") with aggregate net proceeds (after the deduction of commissions and expenses) of USD$2,000,000.00 (the "Loan Amount") on the following terms and conditions:

(a)	The Loans will be payable on demand made on or after 24
months from the date of advance (the "Loans Maturity Date");

(b)	The Loan Amounts shall bear interest, calculated and payable semi-annually in arrears, at a rate equal to the prime rate established by NII's principal banker plus 1% per annum;

(c)	The Loans shall be payable by NII at any time, without
notice or bonus;

(d)	If NII fails to repay the entire amount due on or before the
Loans Maturity Date, the Lenders may, by written notice (the
"Notice of Conversion"), elect to convert all or a portion of the entire Loan Amount and any accrued interest into common shares of the capital stock of NII at a conversion price per share equal to the greater of USD $1.50 and the share's average trading price over the 20 trading days prior to the date of the Notice of Conversion.

4.2	Upon execution of this Agreement and receipt of the required portion of the Loan Amounts, NII shall in turn advance such proceeds to PVT by way of further loans (the "Pre-Closing Loans")

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Letter Agreement
Plan of Arrangement
March 16, 2007

made on and subject to the terms and conditions set out in section 4.3, in the following amounts (collectively, the "Pre-Closing Loan Amounts") as follows:

(a)	On or before March 20, 2007 as soon as practicable after NII receives sufficient proceeds from the Loans, the sum of US$250,000;

(b)	On or before March 31, 2007, the sum of US$250,000; and

(c)	On or before April 14, 2007, the sum of US$250,000, unless
the Effective Date is on or before April 14, 2007, in which case the sum of US$1,500,000 on or before the Effective
Date; and

(d)	On or before May 1, 2007, the sum of US$1,250,000.

4.3	The Pre-Closing Loans shall be made on and subject to the
following terms and such other terms and conditions as NII may reasonably prescribe:

(a)	The Pre-Closing Loans will be payable on demand made on or
after the earlier of the Effective Date, 24 months from the date of the initial advance or the Termination Date, whichever comes first (the "Pre-Closing Loans Maturity
Date");

(b)	The Pre-Closing Loan Amounts shall bear interest, calculated and payable semi-annually in arrears, at a rate equal to the prime rate established by NII's principal banker plus 1% per annum;

(c)	The Pre-Closing Loans may be repaid by PVT at any time,
without notice or bonus;

(d)	If PVT fails to repay the entire amount due on or before the
Pre-Closing Loans Maturity Date, NII may, by written notice, elect to convert all or a portion of the entire Pre-Closing
Loan Amount and any accrued interest into common shares of the capital stock of PVT at a conversion price of USD$1.50 per share..

4.4	In the event PVT raises equity financing on or after completion of the Proposed Transactions, all funds raised in excess of US$5,000,000 after deduction of all expenses, shall be first applied towards the repayment of the Pre-closing Loans and interest accrued thereon.

4.5	NII shall cover all reasonable costs of the Arrangement (other than costs incurred by PVT for the independent legal advice, the due diligence and audit of NII, or any other professional service sought by PVT of its own accord in connection with the Proposed

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Letter Agreement
Plan of Arrangement
March 16, 2007

Transactions) (the "Transaction Expenses") including, but not necessarily limited to, the costs of:

(a)	NII's corporate continuance into Canada, including the costs of drafting all requisite corporate documentation and the obtaining of all regulatory approvals from the SEC and elsewhere;

(b)	carrying out the exchange of shares between NII and the
shareholders of PVT, including the costs of a court-approved plan of arrangement, the drafting of the Arrangement
Agreement, and drafting of requisite corporate documentation for NII and PVT;

(c)	the due diligence and audit of PVT required by the SEC and
other relevant regulatory bodies, if any;

(d)	tax opinions in respect of the Canadian and U.S. federal
income tax consequences of the Proposed Transaction to NII, PVT, and the shareholders of each company; and

(e)	any other financial advisory, accounting, legal, and other
professional or consulting fees and expenses directly connected with the Proposed Transactions, except for any costs incurred by PVT for the independent legal advice, the due diligence and audit of NII, or any other professional service sought by PVT of its own accord in connection with the Proposed Transactions.

4.6	NII shall, if PVT so requests, enter into and complete on or before completion of the Arrangement one or more equity financings by way of the sale of its securities at such price or prices and on such terms and conditions as NII and PVT may mutually agree to, provided that any securities issued thereunder shall operate to reduce the proportionate share of the common shares held by PVT upon completion of the Arrangement and not the 15% share contemplated hereunder to be held by the shareholders of NII.

5.	Terms of Arrangement

5.1	Under the terms of the Arrangement, on the Effective Date, subject to prior completion of the Pre-Arrangement Transactions (defined below):

(a)	The PVT Shareholders will transfer each of their PVT Shares
to NII in exchange for one NII Common Share (the "Share
Exchange") on a one-for one (Post Split) basis (the "NII
Share Exchange Ratio");

(b)	The directors and officers of NII will resign and will be
replaced with new directors and officers mutually agreed to by PVT and NII and if mutual agreement cannot be agreed upon between PVT and NII, then PVT will have the final decision
(the "New Management");

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Letter Agreement
Plan of Arrangement
March 16, 2007

(c)	NII will change its corporate name to such name as may be
acceptable to PVT, and any applicable Regulatory
Authorities; and

(d)	NII will continue to maintain a listing of its common shares on the OTCBB and will carry on the business now conducted by PVT.

5.2	Prior to completion of the Arrangement, NII will complete the following transactions ("Pre-Arrangement Transactions"):

(a)	Cause all of its outstanding share purchase options to be
exercised or cancelled ("Cancellation of Options");

(b)	With the exception of the Loan Amount and interest accrued
thereon, NII shall have paid or settled all of its outstanding indebtedness, accounts payable and liabilities such that the rights of any creditors thereunder are extinguished to the satisfaction of PVT;

(c)	Continue its corporate existence from Delaware to British
Columbia (via Wyoming or other suitable intermediate jurisdiction as may be necessary) ("Change of Jurisdiction");

(d)	Increase its authorized share capital from by increasing the number of common shares to an unlimited number of authorized common shares ("Change in Authorized Capital");

(i)	Complete a reverse split of its outstanding common
shares ("Share Split") on a such basis as may be necessary so that the number of common shares outstanding immediately prior to completion of the Arrangement ("Pre Split") will be increased to such number of common shares following completion of the Share Split ("Post Split") that will, after completion of the Arrangement, represent 15% of the common shares of NII then issued and outstanding.

5.3	On and after execution of the Arrangement Agreement, NII will promptly announce the principal terms of the Arrangement and will thereafter prepare and make such filings with Regulatory Authorities as its counsel may deem necessary or advisable to give effect to the transactions contemplated herein and to comply with the applicable requirements of the SEC and other Regulatory Authorities.

6	Effect of Arrangement

6.1	Upon completion of the Arrangement:

(a)	NII will hold 100% of the outstanding shares of PVT;

(b)	PVT will become a 100% owned subsidiary of NII;

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Letter Agreement
Plan of Arrangement
March 16, 2007

(c)	The PVT Shareholders will hold 85 % of the outstanding
common shares of NII;

(d)	The holders of common shares of NII immediately prior to the
Effective Date will hold 15% of the outstanding common shares of NII;

(e)	The common shares of NII will continue to be listed on the
OTCBB; and

(f)	NII will continue the operations now carried on by PVT.

6.2	The parties hereto acknowledge and agree that it is their
intention that the transactions under the Arrangement be constructed so as to minimize taxation applicable to the participants in the transaction including, where practicable, to provide for tax deferred or 'rollover' status with respect to the issuance of any securities under the transaction, and agree further to make such income tax elections and take such further reasonable steps to record or adjust the transaction so as to give effect to this provision.

7	Steps to Effect Arrangement

7.1	The parties to the Arrangement Agreement shall effect the plan of arrangement (herein, the "Arrangement") by completing the following steps, with such amendments or modifications as may be agreed upon by the parties and their respective legal counsel:

(a)	subject to receipt of the Pre-filing Approvals, PVT the
Principal PVT Shareholders and NII will enter into the Arrangement Agreement;

(b)	NII and PVT will give notice to the Director and Regco of
their intention to apply to Court for an interim order calling shareholder meetings of both companies to approve the Arrangement, along with such other ancillary orders as Legal Counsel may consider advisable (the "Interim Order");

(c)	Provided the Director or Regco has not objected, NII and PVT will apply to the Court for a Interim Order;

(d)	NII shareholders will hold a shareholders meeting to approve the Arrangement on and subject to the terms of the Interim
Order;

(e)	PVT Shareholders will hold a shareholders meeting to approve the Arrangement and subject to the terms of the Interim
Order;

(f)	Provided NII and PVT shareholders approve the Arrangement,
NII and PVT will give notice to the Director of their intention to apply to Court a second time for final approval to the Arrangement (the "Final Order");

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Letter Agreement
Plan of Arrangement
March 16, 2007

(g)	Provided the Director or Regco has not objected, NII and PVT will apply to the Court for the Final Order;

(h)	Provided the Final Order is issued, NII and PVT will prepare articles of arrangement ("Articles of Arrangement") and other documents in the form fixed by the Director and shall file same with the Director and shall request that the Director issue a certificate of arrangement (the
"Certificate of Arrangement") in accordance with section 262 of the CBCA, specifying the date the Arrangement becomes effective (the "Effective Date") and shall concurrently file with Regco such arrangement documents as may be required under the BCBCA in order to give effect to the Arrangement under the BCBCA as of the Effective Date;

8	Approvals

8.1	The Arrangement and the obligations of the parties thereto to complete the Arrangement shall be subject to receipt of all necessary corporate, shareholder, court and regulatory approvals, including receipt of the following (the "Approvals"):

(a)	Interim Court Order;

(b)	approval of the Arrangement by special resolution of NII
shareholders and by a majority vote of the disinterested shareholders of NII;

(c)	approval of Arrangement by special resolution of PVT
Shareholders and by a majority vote of the disinterested shareholders of PVT;

(d)	Final Court Order;

(e)	Non-objection to the application for the Interim Order and
the Final Order by the Director, Regco or Regulatory
Authorities;

(f)	Acceptance for filing of the Articles of Arrangement by the
Director and required arrangement documents with Regco; and

(g)	where required, approval by the shareholders of NII (by
special resolution of the continuance of NII under the CBCA following completion of the Arrangement).

9	Conditions for Completion of the Arrangement

9.1	The obligations of PVT and the Principal PVT Shareholders pursuant to this Agreement are subject to fulfillment of the following conditions on or before 4:00 p.m. (Vancouver time) on the Termination Date:

(a)	inspection and approval by PVT and its advisors of the terms of the Arrangement;

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Letter Agreement
Plan of Arrangement
March 16, 2007

(b)	execution by all required parties of the Arrangement
Agreement ; and

(c)	provision by NII of such further representations, warranties and covenants respecting the status of NII, together other matters respecting the Arrangement and the transactions contemplated herein as PVT may reasonably request.
The above stated conditions shall be for the exclusive benefit of PVT and the Principal PVT Shareholders and may be waived, in whole or in part, by PVT and the Principal PVT Shareholders at any time.

9.2	The obligations of NII pursuant to this Agreement are subject to fulfillment of the following conditions on or before 4:00 p.m.
(Vancouver time) on the Termination Date:

(a)	inspection and approval by NII or its advisors of PVT, its
assets, property, contracts and prospects;

(b)	execution by all required parties of the Arrangement
Agreement; and

(c)	provision by PVT and the Principal PVT Shareholders of such
further representations, warranties and covenants respecting the status of PVT its assets, liabilities, contracts, prospects and the business carried on by it, together such other matters respecting the Arrangement and the transactions contemplated thereunder as NII may reasonably request.
The above stated conditions shall be for the exclusive benefit of NII and may be waived, in whole or in part, by NII at any time.

10	Mutual Covenants

10.1	The Principal PVT Shareholders shall do all things necessary to cause PVT to enter into and complete the transactions contemplated to be performed by such parties, subject to fulfillment or waiver of any preconditions to the completion of such transaction set out herein.

10.2	NII shall do all things necessary to enter into and complete the transactions contemplated to be performed by such parties, subject to fulfillment or waiver of any preconditions to the completion of such transaction set out herein.

10.3	Until completion or abandonment of the following transactions,

(a)	 the Principal PVT Shareholders will use their best efforts
to assist NII and exercise any vote or other rights respecting their membership interests in PVT or which are under their direction or control to cause PVT to enter into and complete the Proposed Transactions;

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Letter Agreement
Plan of Arrangement
March 16, 2007

(b)	NII will cooperate with PVT and the Principal PVT
Shareholders and will use its best efforts to assist PVT and the Principal PVT Shareholders to enter into and complete the Proposed Transactions required to be completed by them hereunder.

11	Assignment

11.1	Commencing upon the date of execution hereof and continuing until such time as the Arrangement Agreement has been signed and the Arrangement has either been completed or abandoned by the parties
(the "Restricted Transaction Period"), PVT and the Principal PVT
Shareholders shall maintain as confidential any information related to NII or the Proposed Transactions which NII discloses to PVT or any of the Principal PVT Shareholders, other than information which, at the time of disclosure is (i) already in such person' possession or, (ii) thereafter becomes (other than through such person's action or interaction) public knowledge, (the "Confidential Information") and shall use such Confidential
Information only to facilitate the negotiation and completion of the Proposed Transactions, provided that PVT or any of the Principal PVT Shareholders may communicate such Confidential
Information to their professional advisors, provided they agree to be bound by this provision, or to any directors, officers, employees, consultants or agents of PVT or the Principal PVT
Shareholders who need such information to assist PVT or the Principal PVT Shareholders to evaluate or complete the Proposed
Transactions or to enter into and perform their obligations under the Arrangement Agreement. This section 11.1 shall survive the termination of this Agreement and shall continue until the earlier of the end of the Restricted Transaction Period or the Effective
Date.

11.2	This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may be assigned by NII to any subsidiary or affiliate corporation without the prior written consent of PVT or any of the Principal
PVT Shareholders.

12	Notice

12.1	Any notice or other communication between either party under this
Agreement will be deemed to be properly given when in writing and delivered by hand or mailed, postage prepaid, or sent by Electronic Communication on any business day to the intended recipient at its address first written above or to such other address or person as the other party may from time to time designate by notice or if sent by Electronic Communication to such telecommunication address as the respective parties may specify.
Any notice delivered on a business day will be deemed conclusively to have been effectively given on the date notice was delivered.
Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the

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Letter Agreement
Plan of Arrangement
March 16, 2007

time of posting and the third business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given unless delivered by hand or sent by Electronic Communication.

13	Early Termination

13.1	Either party may terminate this agreement prior to the Termination
Date by giving written notice to the other party of the occurrence of an Event of Default by the other party.

13.2	An Event of Default by a party shall be deemed to occur if that party:

(a)	is in breach of any covenant, obligation or warranty
hereunder and such breach continues for a period of seven (7) days after written notice thereof has been given to the defaulting party; or

(b)	becomes insolvent or unable to discharge its liabilities
generally as they become due, makes an assignment for the benefit of its creditors, or is made subject to a petition or other proceedings in bankruptcy.

13.3	In the event PVT or the Principal PVT Shareholders terminate this agreement prior to the Termination Date for any reason other than the occurrence of an Event of Default, then NII, shall be entitled to receive the sum equal to all of its out of pocket expenses, including all reasonable legal and other professional fees, incurred by it or on behalf NII or either of PVT or the Principal
PVT Shareholders prior to the date of such termination in connection with the Proposed Transactions which shall be retained by NII, as liquidated damages and not a penalty.

13.4	If either party is required to commence legal proceedings to enforce their respective rights hereunder, the prevailing party shall be entitled to an award equal to the actual costs of their attorney's fees and disbursements reasonably incurred in connection therewith.

13.5	The provisions of this section 13 shall survive the termination of this Agreement and shall continue in effect for a period of one year from the date of such termination.

14	Pre-Completion Matters and General Provisions

14.1	In consideration of the mutual premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that, upon execution of this Agreement and continuing until 4:00 P.M. (Vancouver time) on the Termination Date:

(a)	PVT and the Principal PVT Shareholders shall maintain this
Agreement and all information pertaining thereto in strict

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Letter Agreement
Plan of Arrangement
March 16, 2007

confidence and shall not disclose same to any person, other than legal counsel or persons who need to know such information to complete the Proposed Transactions and who are advised of the confidentially provisions hereof, except as has been previously publicly disclosed by NII or unless approved in writing by NII;

(b)	the Principal PVT Shareholders and PVT shall refrain from purchase or sale (directly or indirectly) of any securities of NII;

(c)	the Principal PVT Shareholders shall not in any manner transfer, encumber or otherwise deal with any of their PVT Shares or other interests in PVT or the assets and rights of PVT (except in the ordinary course of its business as now carried on by it and on a non-arms length basis and for normal fair market consideration) and shall not do any other thing contrary to or in hindrance of the transactions contemplated herein without the prior written approval of NII;

(d)	neither PVT nor any of the Principal PVT Shareholders shall not enter into, solicit or entertain any negotiations respecting the sale or disposition of any substantial portion of the assets and undertaking of PVT or with respect to the sale or disposition of a Principal PVT Shareholder's investment in PVT or with respect to any share exchange or other transaction which would have the effect preventing or significantly limiting the Proposed
Transactions other than as contemplated herein; and

(e)	NII and NII's solicitors shall have full access to all corporate records and other information relevant to PVT and the transactions contemplated herein and the Principal PVT Shareholders shall advise the solicitors for PVT accordingly.

14.2	This Agreement shall be superceded and replaced by the Arrangement
Agreement upon execution thereof by PVT, the Principal PVT
Shareholders, NII subject to the obligations set out under section
11.1 of this Agreement which shall continue on the basis set out therein. Subject to written agreement of the parties, unless the parties have entered into the Arrangement Agreement by 4:00 P.M.
on July 16, 2007 (the "Termination Date"), this Agreement shall cease to be effective and, except as otherwise expressly provided herein, all rights and obligations of the parties hereto will terminate forthwith and absolutely.

14.3	Time is of the essence hereof.

14.4	The parties hereto shall execute such other documents and do such other things as may be reasonably necessary to give full effect to the transactions contemplated hereby.

14.5	This Agreement contains the entire agreement between the parties relating to the subject matter of this agreement and supersedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto and may be modified only by an instrument in writing signed by all parties hereto.

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Letter Agreement
Plan of Arrangement
March 16, 2007

14.6	Notwithstanding anything herein to the contrary, neither party hereto shall be deemed to be in default with respect to the performance of the terms, covenants and conditions of this Agreement if the same shall be due to any strike, lock-out, civil commotion, invasion, rebellion, hostilities, sabotage, governmental regulations or controls, or acts of God.

14.7	This Agreement will be governed by and interpreted according to the laws of the province of British Columbia, Canada, and the parties hereby irrevocably agree to submit to the jurisdiction of the Courts of thereof in connection with any disputes arising hereunder and irrevocably select Vancouver, British Columbia as the proper venue for any such disputes.

14.8	The waiver by any party a breach of any provisions of this
Agreement by the other party to this Agreement shall not operate or be construed as a waiver of any subsequent breach by that party.

14.9	Any reference to a monetary amount, "Cash", dollars or "$" (other than a specific reference to United States dollars or "US$") shall be deemed to refer to the lawful currency of Canada.

14.10	This Agreement may be executed in as many counterparts as may be necessary, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.
Upon receipt of your acceptance of the foregoing terms, we will proceed expeditiously to prepare formal documentation containing the foregoing provisions and such other terms, conditions, representations and warranties as may be mutually agreeable to us.
Provided the foregoing terms are acceptable to you, please so indicate by executing and returning the enclosed copy of this letter by no later than March 23, 2007 We hereby acknowledge we will accept delivery by telecopy, telefax or other means of electronic communication producing a printed copy provided that the original copy of this letter is delivered to us within two weeks of the date of delivery of the copy sent by electronic communication.


Yours truly,
Natco International Inc.
Per: /s/ Raj-Mohinder Gurm
	Raj-Mohinder Gurm


Acknowledged and agreed to by Photo Violation Technologies Corp., this 19 day of March, 2007.

Photo Violation Technologies Corp.

Per: /S/ Fred Mitschele
	Fred Mitschele (Marlatt)

Acknowledged and agreed to by the undersigned members of Photo Violation Technologies Corp. ("PVT") who, by their signature hereto, represent they hold the number and type of shares of PVT set out next to their respective names and confirm they have agreed to take such steps as may be necessary to give effect to the transactions contemplated herein, this 19 day of March, 2007.

Name and Signature of    Number and type of    Percent
shareholder              Shares held

/s/ Fred Mitschele       62 Million             60
Fred Mitschele
(Marlatt)


/s/ Jason Mitschele      10.5 Million            8
_____________


By: /s/ Mike Minor       24 Million             24
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Schedule "A" To Letter Agreement Among Natco International Inc., Photo
Violation Technologies Corp. and principal shareholders of Photo
Violation Technologies Corp.

1.	Definitions

1.1.	Where used herein, the following terms shall have the meanings set out below:

a)	"Agreement" means the Agreement between the Company, the Principal
PVT Shareholders and NII formed upon execution by all parties of this Letter Agreement;

b)	 "Arrangement" means a plan of arrangement under section 192 of the CBCA and section 288 of the BCBCA;

c)	 "BCBCA" means the Business Corporations Act of British Columbia, as amended;

d)	"BCSC" means the British Columbia Securities Commission;

e)	"CBCA" means the Canada Business Corporations Act, as amended

f)	"Court" means the Supreme Court of British Columbia;

g)	"Director" means the director of corporations under the CBCA;

h)	"Effective Date" means the date the Arrangement will take effect;

i)	"Electronic Communication" means telefax, teletype or other means of electronic communication producing a printed copy but, for greater clarity, shall not include e-mail unless the other party acknowledges receipt of same in writing;

j)	"Exchanged Shares" means the common shares of NII exchanged or allotted and authorized to be exchanged for the PVT Shares;

k)	"NASD" means the North American Securities Dealers;

l)	"OTCBB" means the Over-the-Counter Bulletin Board trading facility operated by the NASD as part of its NASDAQ trading facility;

m)	"NII Share" means the common shares of NII, as constituted prior to the Effective Date;

n)	"NII" means Natco International Inc., a publicly traded company whose shares are listed on the OTCBB;

o)	"PVT Shares" means all of the common shares of PVT which are issued and outstanding immediately prior to the Effective Date;

p)	"RegCo" means the British Columbia Registrar of Companies;

q)	"Regulatory Authorities" means the BCSC, the NASD, the SEC, the
Director, Regco and any other securities or corporate regulatory authority having jurisdiction with respect to the transactions contemplated herein;

r)	"Restricted Transaction Period" has the meaning set out in section
11.1;

s)	"SEC" means the United States Securities and Exchange Commission;

t)	"Share Exchange Ratio" means the agreed ratio of NII Shares
exchanged for PVT Shares under the Arrangement being one for one
(1:1) or such other number as may be required to give effect to the Arrangement on the terms set out herein;